Exhibit j 1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of MainStay Funds Trust:

We consent to the use of our report dated December 21, 2017, with respect to the financial statements of the MainStay Funds Trust, comprised of the MainStay Balanced Fund, MainStay Conservative Allocation Fund, MainStay Epoch Capital Growth Fund, MainStay Epoch Global Choice Fund, MainStay Epoch Global Equity Yield Fund, MainStay Epoch International Choice Fund, MainStay Epoch U.S. All Cap Fund, MainStay Epoch U.S. Equity Yield Fund, MainStay Epoch U.S. Small Cap Fund, MainStay Floating Rate Fund, MainStay Growth Allocation Fund, MainStay Indexed Bond Fund, MainStay MacKay California Tax Free Opportunities Fund (formerly, MainStay California Tax Free Opportunities Fund), MainStay MacKay Emerging Markets Equity Fund (formerly, MainStay Emerging Markets Equity Fund), MainStay MacKay Growth Fund (formerly, MainStay Cornerstone Growth Fund), MainStay MacKay High Yield Municipal Bond Fund (formerly, MainStay High Yield Municipal Bond Fund), MainStay MacKay International Opportunities Fund (formerly, MainStay International Opportunities Fund), MainStay MacKay New York Tax Free Opportunities Fund (formerly, MainStay New York Tax Free Opportunities Fund), MainStay MacKay S&P 500 Index Fund (formerly, MainStay S&P 500 Index Fund), MainStay MacKay Short Duration High Yield Fund (formerly, MainStay Short Duration High Yield Fund), MainStay MacKay Total Return Bond Fund (formerly, MainStay Total Return Bond Fund), MainStay MacKay U.S. Equity Opportunities Fund (formerly, MainStay U.S. Equity Opportunities Fund), MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund, MainStay Retirement 2010 Fund, MainStay Retirement 2020 Fund, MainStay Retirement 2030 Fund, MainStay Retirement 2040 Fund, MainStay Retirement 2050 Fund, and MainStay Retirement 2060 Fund, as of and for the year ended October 31, 2017, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and in the introduction to and under the headings “Disclosure of Portfolio Holdings” and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 27, 2018